SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 18, 2003



                             DENBURY RESOURCES INC.
             (Exact name of Registrant as specified in its charter)



                                    Delaware
                          (State or other jurisdiction
                               of incorporation or
                                  organization)

                   1-12935                                75-2815171
          (Commission File Number)                     (I.R.S. Employer
                                                      Identification No.)


            5100 Tennyson Parkway
                 Suite 3000
                Plano, Texas                                  75024
       (Address of principal executive                     (Zip code)
                  offices)


Registrant's telephone number, including area code:      (972) 673-2000

Item 5.  Other Events.

     On December 18, 2003, Denbury Resources Inc. and affiliates of the Texas Pacific Group ("TPG") entered into an Underwriting Agreement with CIBC World Markets Corp. (the "Underwriter"), pursuant to which TPG has agreed to sell to the Underwriter 8,000,000 shares of Denbury's common stock at a price of $13.25 per share. Upon closing, TPG's ownership percentage of Denbury's issued and outstanding shares of common stock will drop from approximately 32% to approximately 17%. Denbury will not receive any of the proceeds from the sale of shares by TPG and this offering will not affect the number of Denbury shares issued and outstanding. TPG remains Denbury's largest stockholder and representatives of TPG currently hold three of eight seats on Denbury's board of directors.

     Denbury issued a press release on December 19, 2003 describing the sale of the shares by TPG. A copy of the press release announcing the transaction is attached hereto as Exhibit 99.1.


Item 7.   Financial Statements and Exhibits.

       (c) Exhibits:

                  Exhibit No.               Exhibit

                  1.1                       Underwriting Agreement among CIBC World Markets Corp., Denbury
                                            Resources Inc., TPG Partners, L.P., TPG Parallel I, L.P., TPG
                                            Partners II, L.P., TPG Parallel II, L.P., TPG Investors II, L.P., TPG
                                            1999 Equity Partners II, L.P., dated December 18, 2003.

                  99.1                      Press Release.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                               Denbury Resources Inc.
                                                   (Registrant)


Date: December 19, 2003             By:             /s/ Phil Rykhoek
                                                --------------------------------
                                                        Phil Rykhoek
                                                   Sr. Vice President and
                                                   Chief Financial Officer